Exhibit 99.1

CONTACT:	Sheilah Serradell
Depomed, Inc.
650-462-5900
sserradell@depomed.com

DEPOMED REPORTS FOURTH QUARTER AND YEAR-END 2008 FINANCIAL RESULTS

MENLO PARK, Calif., March 5, 2009 – Depomed, Inc. (NASDAQ: DEPO) today reported financial results for the fourth quarter and year ended December 31, 2008.

“In the fourth quarter, we consummated two very important transactions with Solvay and Covidien that further improved our current cash position and may result in additional future payments as we achieve certain development milestones.  We are very pleased to report a balance of $82.1 million in cash, cash equivalents and marketable securities at the end of 2008, which prepares us well for this challenging macroeconomic environment.  We are focused on execution for 2009 with three ongoing Phase 3 trials and related upcoming milestones,” stated Carl A. Pelzel, president and chief executive officer of Depomed.

2008  Financial Highlights

Revenue for the year ended December 31, 2008 was $34.8 million, and included a one-time recognition of $6.3 million in product sales of GLUMETZA related to previously deferred revenue, compared to $65.6 million for the year ended December 31, 2007, which included a one-time recognition of $48.6 million in revenue associated with the termination of the company’s license and supply agreements with Esprit Pharma in July 2007.

Operating expenses for the year ended December 31, 2008 were $46.2 million, and included a one-time gain of $7.5 million on litigation related to the IVAX settlement, which had the effect of reducing operating expenses for the year. Operating expenses for the year ended December 31, 2007 were $15.4 million, and included a one-time gain of $29.6 million on termination of the company’s promotion agreement with King Pharmaceuticals related to GLUMETZA, and a one-time gain of $5.0 million on termination of the Esprit agreements, both of which have the effect of reducing operating expenses for the year. Stock-based compensation expense was $2.5 million for the year ended December 31, 2008 compared to $2.3 million for the year ended December 31, 2007.

Net loss for the year ended December 31, 2008 was $15.3 million, or $0.32 per share, compared to net income of $49.2 million, or $1.05 per share, for the year ended December 31, 2007.

Cash, cash equivalents and marketable securities were $82.1 million as of December 31, 2008 compared to $69.5 million as of December 31, 2007.  The $25 million upfront cash payment due to the license agreement of DM-1796 with Solvay Pharmaceuticals was received on February 25, 2009.

Fourth Quarter 2008 and Subsequent to Year-End Highlights

•                  Initiated Breeze 2, the second of two pivotal Phase 3 clinical trials in Depomed’s registration program for DM-5689 for the treatment of menopausal hot flashes (October 2008).  The first Phase 3 trial, Breeze 1, started in September 2008.

•                  Licensed the exclusive rights for DM-1796 for the treatment of pain in the United States, Canada and Mexico to Solvay Pharmaceuticals (November 2008).

•                  Licensed worldwide rights to utilize Depomed’s AcuForm(TM) gastric retentive drug delivery technology for the exclusive development of four undisclosed products to Covidien (November 2008).

•                  Initiated Phase 1 trial for DM-1992 program in Parkinson’s patients following positive results of preclinical studies sponsored by The Michael J. Fox Foundation (February 2009)

•                  Received the $25 million upfront cash payment due to the license agreement of DM-1796 with Solvay Pharmaceuticals (February 2009)

Conference Call

Depomed will host a conference call today, Thursday, March 5, beginning at 5:00 p.m. ET, 2:00 p.m. PT to discuss its results.  The conference call will be available via a live webcast on the investor relations section of Depomed’s website at http://www.depomedinc.com.  Access the website 15 minutes prior to the start of the call to download and install any necessary audio software.  An archived webcast replay will be available on the Company’s website for three months.

About Depomed

Depomed, Inc. is a specialty pharmaceutical company with two approved products on the market and other product candidates in its pipeline.  The company utilizes its proven, proprietary AcuFormTM drug delivery technology to improve existing oral medications, allowing for extended, controlled release of medications to the upper gastrointestinal tract.  Benefits of AcuForm-enhanced pharmaceuticals include the convenience of once-daily administration, improved treatment tolerability and enhanced compliance and efficacy.  GLUMETZA® (metformin hydrochloride extended release tablets) is approved for use in adults with type 2 diabetes and promoted by Santarus, Inc. in the United States.  Proquin® XR (ciprofloxacin hydrochloride) is approved in the United States for the once-daily treatment of uncomplicated urinary tract infections and is being marketed in the United States within the urology, Ob/Gyn and long-term care specialties by Watson Pharmaceuticals.  Product candidate DM-1796 is in clinical development for the treatment of neuropathic pain and has been licensed to Solvay Pharmaceuticals.  Product candidate DM-5689 is in clinical development for menopausal hot flashes.  Additional information about Depomed may be found on its website, www.depomedinc.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995.

The statements that are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties including, but not limited to, those related to our clinical development programs; potential benefits of our products and product candidates; our research and development efforts, including pre-clinical and clinical testing; regulation by the FDA and other government agencies; the timing of regulatory applications and product launches; and other risks detailed in the company’s Securities and Exchange Commission filings, including the company’s Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof. The company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

-Financial Tables Follow-

DEPOMED, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
	(unaudited)	(unaudited)	(unaudited)	(1)
Revenue:
Product sales	$7,295	$4,836	$31,051	$12,502
Royalties	522	82	1,582	2,707
License revenue	834	364	2,145	50,367
Collaborative and other revenue	64	3	64	6
Total revenues	8,715	5,285	34,842	65,582

Costs and expenses:
Cost of sales	1,205	999	5,772	2,597
Research and development	9,520	3,912	27,268	23,337
Selling, general and administrative	9,399	5,661	26,397	26,694
Gain on termination of King agreement	—	(29,584)	—	(29,584)
Gain on termination of Esprit agreements	—	—	—	(5,000)
Gain on litigation settlement	—	—	(7,500)	—
Total costs and expenses	20,124	(19,012)	51,937	18,044

Income (loss) from operations	(11,409)	24,297	(17,095)	47,538

Other income (expenses):
Interest and other income	478	769	2,349	2,273
Interest expense	(301)	—	(555)	—
Total other income (expenses)	177	769	1,794	2,273

Net income (loss) before income taxes	(11,232)	25,066	(15,301)	49,811

Provision for income taxes	3	(340)	(1)	(592)

Net income (loss)	(11,229)	24,726	(15,302)	49,219

Deemed dividend on preferred stock	(3)	(174)	(541)	(685)

Net income (loss) applicable to common stock shareholders	$(11,232)	$24,552	$(15,843)	$48,534

Basic net income (loss) applicable to common stock shareholders per common share	$(0.22)	$0.51	$(0.32)	$1.06

Diluted net income (loss) applicable to common stock shareholders per common share	$(0.22)	$0.51	$(0.32)	$1.05

Shares used in computing basic net income (loss) per common share	51,065,355	47,781,585	48,778,764	45,951,127

Shares used in computing diluted net income (loss) per common share	51,065,355	47,966,459	48,778,764	46,353,207

(1) Derived from the audited consolidated financial statements included in the Company’s Annual Report of Form 10-K for the year ended December 31, 2007.

DEPOMED, INC.
CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

	December 31,
	2008	2007
	(unaudited)	(1)
ASSETS
Current assets:
Cash and cash equivalents	$22,127	$14,374
Marketable securities	59,932	39,091
Accounts receivable	3,099	3,390
Unbilled accounts receivable	576	233
Inventories	2,849	3,263
Prepaid and other current assets	5,404	2,418
Total current assets	93,987	62,769
Marketable securities	—	16,058
Property and equipment, net	900	1,621
Other assets	197	197
	$95,084	$80,645
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$559	$1,134
Accrued compensation	2,601	1,558
Accrued clinical trial expense	661	322
Other accrued liabilities	9,027	3,322
Deferred product sales	1,702	6,489
Deferred license revenue	4,362	1,453
Other current liabilities	110	56
Current portion of long-term debt	3,356	—
Total current liabilities	22,378	14,334
Deferred license revenue, non-current portion	33,209	20,763
Long-term debt, net of current portion	5,775	—
Other long-term liabilities	569	28
Commitments
Shareholders’ equity:
Preferred stock, no par value, 5,000,000 shares authorized; Series A convertible preferred stock, 25,000 shares designated, zero and 18,158 shares issued and outstanding as of December 31, 2008 and 2007, with an aggregate liquidation preference of zero and $18,159, respectively	—	12,015
Common stock, no par value, 100,000,000 shares authorized; 51,171,377 and 47,865,529 shares issued and outstanding at December 31, 2008 and 2007, respectively	183,196	168,287
Accumulated deficit	(150,194)	(134,892)
Accumulated other comprehensive gain	151	110
Total shareholders’ equity	33,153	45,520
	$95,084	$80,645

(1) Derived from the audited consolidated financial statements included in the Company’s Annual Report of Form 10-K for the year ended December 31, 2007.